Exhibit 3(i)

                            ARTICLES OF INCORPORATION
                                       OF
                                 ENTERNET, INC.

     FIRST. The name of the Company shall be EnterNet, Inc.

     SECOND. The resident agent and registered office located within the State of Nevada is:

         Peter Stumpf
         920 Sierra Vista Drive
         Las Vegas, Nevada 89109

     THIRD. The purpose for which this corporation is formed is for the purpose of transacting any lawful business, or promoting or conducting any legitimate object or purpose, under and subject to the laws of the State of Nevada.

     FOURTH. The stock of the corporation consists of Common Stock in the amount of Forty Five Million (45,000,000) shares having par value of $0.001each and Preferred Stock in the amount of Five Million (5,000,000) shares having a par value of $0.001 each. There shall be no cumulative voting by shareholders. The description of the Preferred Stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and qualifications and rights thereof shall be set by the board of directors.

     FIFTH. The corporation, by action of its directors, and without action by its shareholders, may purchase its own shares in accordance with the provisions of the Nevada Corporations Code. Such purchases may be made either in the open marker or at a public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the corporation and at such prices as the directors shall from time to time determine.

     SIXTH, No holder of shares of the corporation of any class, as such,  shall
have  any  preemptive   right  to  purchase  or  subscribe  for  shares  of  the
corporation, of any class, whether now or hereafter authorized.

     SEVENTH. The Board of Directors shall consist of no fewer than one member and no more than seven members. The initial Board of Directors will consist of the following member(s) (with their address indicated) as follows:

         Ruairidh Campbell
         3310 Werner Avenue
         Austin, Texas 78722

         Wolf Fiedler
         938 Howe Street, Suite 713
         Vancouver, British Columbia Canada V6Z 1N9

     EIGHTH.   No  officer  or  director  shall  be  personally  liable  to  the corporation or its shareholders for money damages except as provided pursuant to the Nevada Corporations Code.


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     NINTH.  The name and address of the  Incorporator  of the corporation is as follows:

         Ruairidh Campbell
         3310 Werner Avenue
         Austin, Texas 78722

     IN WITNESS WHEREOF these Articles of Incorporation are hereby executed this 29th day of February, 2000.

EnterNet, Inc.

/s/  Ruairidh Campbell
-------------------------
Ruairidh Campbell, Director and Incorporator

/s/  Wolf Fiedler
-----------------------
Wolf Fiedler, Director

NOTARIZATION OF SIGNATURE OF A DIRECTOR AND THE INCORPORATOR

State of Utah              )
                           )
County of Salt Lake        )

On this 28th day of February, 2000 before me, Bonnie Tippets, a notary public, personally appeared Ruairidh Campbell who is personally known to me to be the person whose name is subscribed to this instrument and who has acknowledged that he executed the same as a Director and the Incorporator of EnterNet, Inc.

S                                   /s/ BonnieJean C. Tippetts
                                    ---------------------------
E                                   Notary Public

A

L                                   4-14-2001
                                    ---------------
                                    My Commission Expires

NOTARIZATION OF SIGNATURE OF A DIRECTOR

Province of British Columbia                )
                                            )
City of Vancouver, Canada                   )

On this 2nd day of March, 2000 before me, John M. Bingham, a notary public, personally appeared Wolf Fiedler who is personally known to me to be the person whose name is subscribed to this instrument and who has acknowledged that he executed the same as a Director of EnterNet, Inc.

S                                   /s/ John M.  Bingham
E                                   Notary Public
A

L                                   ______________________________________
                                    My Commission Expires

                                       35


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